UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2004

UNITED STATIONERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Golf Road Des Plaines, Illinois		60016-1267
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 699-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 1.01                                             Entry Into a Material Definitive Agreement.

On October 21, 2004, United Stationers Inc. (the “Company”) and Patrick T. Collins signed an Executive Employment Agreement (the “Employment Agreement”) and an Indemnification Agreement (the “Indemnification Agreement”), each with an effective date of October 19, 2004.  The Employment Agreement provides that Mr. Collins will serve as Senior Vice President, Sales, of the Company and its wholly-owned subsidiary, United Stationers Supply Co.  Mr. Collins’s initial base salary will be at an annual rate of $300,000.  Subject to approval by the Human Resources Committee of the Company’s Board of Directors, Mr. Collins will receive an option to purchase 50,000 shares of the Company’s common stock.  The option will have an exercise price equal to the fair market value of the Company’s common stock on the date the Human Resources Committee approves the option grant and will vest in three substantially equal annual installments.  Within thirty days of his employment commencement date, the Company will pay Mr. Collins a one-time employment acceptance bonus of $150,000.  Mr. Collins also will be entitled to participate in the Company’s management incentive plan and other incentive, pension, welfare and other benefit plans.

Under the Employment Agreement, if the Company were to terminate Mr. Collins’s employment other than for “Cause” or “Disability” (as those terms are defined in the Employment Agreement), he would be entitled to receive (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year, (b) an amount equal to one and one-half times his then existing base salary payable over 18 months following termination (or two times his base salary payable in a lump sum if, within two years of a “Change of Control,” the Company were to terminate Mr. Collins’s employment other than for Cause or Disability or Mr. Collins were to terminate his employment for “Good Reason” (as those terms are defined in the Employment Agreement) (a “Change of Control Termination”)), (c) an amount equal to one and one-half times his target incentive compensation award for the year in which termination occurs, payable at such time as the incentive award would otherwise be payable in accordance with the Company’s policies (or two times such amount payable in a lump sum in the event of a Change of Control Termination), (d) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 18 months (two years in the event of a Change of Control Termination) from the date of termination or the date he receives substantially equivalent coverage from a subsequent employer, and (e) career transition assistance services. In the event of a Change of Control Termination, Mr. Collins also will be entitled to (a) a pro rata portion of his target incentive compensation award for the year in which termination occurs, payable in a lump sum, (b) continued vesting of any unvested stock options, to the extent permitted under the applicable stock option plan(s) and as provided in the applicable stock option agreements, and (c) two additional years of age and service credits for purposes of computing his pension benefit and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits provided for under the agreement. The Employment Agreement also provides that Mr. Collins would receive a “gross-up” payment as reimbursement for any excise tax that were imposed as a result of any payment in connection with a Change of Control.

A copy of the Employment Agreement is attached as Exhibit 10.1.

The terms of the Indemnification Agreement between Mr. Collins and the Company are similar to those indemnification agreements that the Company has previously entered into with certain of its executive officers and directors.  The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Collins, under the circumstances and to the extent provided for therein, for attorneys’ fees, expenses, judgments, fines and settlements he incurs that arise from his service as a director or officer of the Company or his service in any capacity for any affiliate of the Company, to the fullest extent permitted under Delaware law.  The Company’s form of Indemnification Agreement is an exhibit to its annual report on Form 10-K for the year ended December 31, 2001.

The Company issued a press release announcing the hiring of Mr. Collins on October 18, 2004.  A copy of the press release is furnished as Exhibit 99.1.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 Election of Director

On October 21, 2004, the Company's Board of Directors elected John Zillmer to serve as a Class II member of its Board of Directors.  The Company expects Mr. Zillmer will be named to serve on the Board’s Audit Committee and Human Resources Committee.  The full text of the press release announcing the election of Mr. Zillmer to the Board of Directors is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 21, 2004, the Board of Directors amended Section 3.2 of the Company’s Amended and Restated Bylaws to increase the authorized number of directors from eight to nine.  The Company’s Amended and Restated Bylaws are attached as Exhibit 3.1.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.

3.1*	Amended and Restated Bylaws of United Stationers Inc., dated as of October 21, 2004.
10.1*	Executive Employment Agreement, effective as of October 19, 2004, among United Stationers Inc., United Stationers Supply Co. and Patrick T. Collins**
10.2

Form of Indemnification Agreement entered into by United Stationers Inc. and (for one provision) United Stationers Supply Co. with Patrick T. Collins (Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)**

99.1*	Press release dated October 18, 2004
99.2*	Press release dated October 21, 2004.

*	-Included herewith.
**	-Represents a management contract or compensatory benefit plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: October 21, 2004	By:	/s/ Kathleen S. Dvorak
Kathleen S. Dvorak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Amended and Restated Bylaws of United Stationers Inc., dated as of October 21, 2004.
10.1*	Executive Employment Agreement, effective as of October 19, 2004, among United Stationers Inc., United Stationers Supply Co. and Patrick T. Collins**
10.2

Form of Indemnification Agreement entered into by United Stationers Inc. and (for one provision) United Stationers Supply Co. with Patrick T. Collins (Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)**

99.1*	Press release dated October 18, 2004
99.2*	Press release dated October 21, 2004.

*	- Included herewith.
**	- Represents a management contract or compensatory benefit plan